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                                                              November 25, 1996



Board of Directors
Amplidyne, Inc.
144 Belmont Drive
Somerset, NJ 08873

                 Re:   AMPLIDYNE, INC.
                       Registration Statement on Form SB-2
                       -----------------------------------

Gentlemen:

         We have acted as counsel for Amplidyne, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-11015, underr the Securities Act of 1933, relating to the public offering of 1,400,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock") and 1,400,000 Redeemable Common Stock Purchase Warrant (the " Warrant"). The offering also involves the grant to the Representative of an option to purchase an additional 210,000 shares of Common Stock and 210,000 Warrants to cover over-allotments in connection with the offering, the sale to the Representative of an option (the "Representative's Option") to purchase up to 140,000 shares of Common Stock and 140,000 Warrants, and the registration of an additional 550,000 shares of Common Stock underlying certain options held by selling stockholders (the "Selling Securityholders' Securities").

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Common Stock and Warrants, drafts of the Warrant Agreement and Representative's Option, draft forms of certificates representing the Common Stock and the Warrants, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such


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opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and non-assessable.

         2. The Warrants and the Representative's Option have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued fully paid and non-assessable.

         3. The shares of Common Stock will be included in the Selling Securityholders' Securities have been duly authorized, and when issued and sold in accordance with the Selling Securityholder options will be, validly issued, fully paid and nonassessable; and, when sold in accordance with the appropriate prospectus (the "Selling Securityholder Prospectus") forming a part of the Registration Statement, will continue to be duly authorized, validly issued, fully paid and nonassessable.

         4. The shares of Common Stock issuable upon exercise of the Warrants and the Representative's Option have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants and the Representative's Option, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement, the Prospectus and the Selling Securityholder Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,


                                                BERNSTEIN & WASSERMAN, LLP